Exhibit 99.1
   FOR IMMEDIATE RELEASE
Contact: Dave Carlson 503.766.1010x1331
October 17, 2005
Investor Contact: Michael Newman 800.654.3517
Consumer Information: 800.323.2668
LaCrosse Footwear Announces Plans to Expand into
New Corporate Headquarters and Distribution Center
PORTLAND, Ore. - October 17, 2005 — LaCrosse Footwear, Inc. (Nasdaq/NMS: BOOT), a leading provider of branded work and outdoor footwear for expert users, today announced that it has signed a long-term operating lease for a new 145,000 square foot building in Portland to house its corporate headquarters and the distribution center for its Danner products. Construction is slated to begin in November, with an expected move-in date of June 1, 2006. With the custom-designed facility, the Company will be laying an important foundation in preparation for future growth.
“In recent years, we have expanded our business and outgrown our current headquarters and Danner distribution center,” said Joseph. P. Schneider, President and CEO. “As we move forward, the new facility will allow us to efficiently meet the logistical challenges facing a growing company and continue to provide outstanding service to our customers. In our search for a new home, we explored a number of possibilities and concluded that a location within the City of Portland was the best option for the Company and our employees.”
The Portland Development Commission (PDC) was instrumental in making Portland the strongest choice. The PDC was extremely responsive in working with the City’s Bureaus to facilitate the permitting process in a timely manner and kept the entire process on track. “We were pleased to help LaCrosse with the process and retain them as a good employer and corporate citizen in the Portland business community,” said Eric Parsons, chairman of the PDC board.
The new building will be constructed in Northeast Portland, on Airport Way near the intersection of Riverside Parkway. ProLogis, the nation’s leading developer of industrial properties, will own the building and work in close cooperation with LaCrosse in order to develop the facility to meet the Company’s specific needs. The new facility will reflect the authentic spirit of the LaCrosse and Danner brands, while establishing an appealing and creative environment to attract the high caliber product development, marketing and sales professionals that are critical to the ongoing success of the Company.
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About LaCrosse Footwear
LaCrosse Footwear is a leading developer and marketer of branded, premium and innovative footwear for expert work and outdoor users. The Company’s trusted Danner® and LaCrosse® brands are distributed domestically through a nationwide network of specialty retailers and distributors, and internationally through distributors in Asia and Europe. Work customers include people in law enforcement, agriculture, firefighting, construction, industry, military services and other occupations that need high-performance and protective footwear as a critical tool for the job. Outdoor customers include people active in hunting, outdoor cross training, hiking and other outdoor recreational activities. For more information about LaCrosse Footwear products or to locate a dealer, please visit our Internet websites at www.lacrossefootwear.com, www.danner.com, www.firetechboots.com and www.lacrossesafety.com. For additional investor information, see our corporate website at www.lacrossefootwearinc.com.
Forward-Looking Statements
This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements such as statements of the Company’s anticipated revenue and earnings are dependent on a number of factors that could affect the Company’s operating results and could cause the Company’s actual future results to differ materially from any results indicated in this release or in any forward-looking statements made by, or on behalf of the Company. These factors include, but are not limited to:
•	Commodity price increases including: rubber and petroleum. Price increases will affect transportation costs, footwear component costs, and ultimately product costs.

•	Consumer confidence and related demand for footwear, including work and outdoor footwear.

•	Weather and its impact on the demand for outdoor footwear.

•	Dealer inventory levels.

•	Company inventory levels, including inventory levels required for foreign-sourced product and the related need for accurate forecasting and the limited ability to resupply dealers for fill-in orders for foreign-sourced product.

•	Potential problems associated with the manufacture, transportation and delivery of foreign-sourced product.

•	United States and/or foreign trading rules, regulations and policies, including export/import regulations and regulations affecting manufacturers and/or importers.

•	General domestic economic conditions, including interest rates and foreign currency exchange rates.
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The Company cannot provide any assurance that future results will meet expectations. Results could differ materially based on various factors, including Company performance and market conditions. In addition, historical information should not be considered an indicator of future performance. Additional factors may be detailed in LaCrosse Footwear’s Annual Report on Form 10-K for the year ended December 31, 2004. The Company has no obligation to update or revise forward-looking statements to reflect the occurrence of future events or circumstances.
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